UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, Joel L. Thomas, Executive Vice President and Chief Financial Officer of Pyxus International, Inc. (the “Company”), informed the Company that he plans to retire as Executive Vice President and Chief Financial Officer upon the appointment of a successor to be identified and appointed by the Company and to continue thereafter to serve as an employee to facilitate the transition of his responsibilities until he retires as an employee no later than June 30, 2022. On June 28, 2021, Mr. Thomas and the Company entered into a Retention and General Release Agreement dated June 28, 2021 (the “Retention Agreement”) to provide for the terms of Mr. Thomas’s continued service with the Company in light of his determination to retire. The Retention Agreement provides that so long as Mr. Thomas does not voluntarily leave his employment with the Company and is not fired for Cause (as defined in the Retention Agreement) prior to June 30, 2022 and makes a good faith effort to cooperatively transition his responsibilities to a new Chief Financial Officer, the Company is (i) to pay him $331,788.75, payable in nine substantially equal installments beginning in July 2022 and ending no later than March 15, 2023, a lump sum payment of $100,000 on the first regular payroll date following June 30, 2022 and, subject to his execution of a final general release following his last day of employment, an additional lump sum payment of $400,000 on the first regular payroll date following June 30, 2022, in each case subject to withholding for taxes and authorized deductions, and (ii) to continue through March 31, 2023 to provide coverage of him and his dependents under the Company’s group health, dental and life insurance plans at the level they are enrolled as of June 30, 2022.

The Retention Agreement includes certain non-compete provisions, clawback provisions and provisions for a general release of claims by Mr. Thomas against the Company and conditions certain payments under the Retention Agreement on Mr. Thomas not revoking such release. The Retention Agreement also includes mutual non-disparagement provisions and Mr. Thomas’s acknowledgment of the continued applicability of an agreement previously entered into with the Company regarding confidentiality, assignment of intellectual property and other matters.

The description of the Retention Agreement set forth herein is qualified in its entirety by reference to the Retention Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Retention Agreement dated June 28, 2021 between Joel L. Thomas and Pyxus International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 30, 2021

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

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